Exhibit 10.3

FINDER AGREEMENT

THIS AGREEMENT, made as of this 3rd of July, 2009, between NewTech Enterprise Management, Inc. (“NewTech”). having its registered address at 3411 Silverside Road Rodney Building No. 104, Wilmington, Delaware 19810 and  Beijing He Tian Yan Hao Trade Co., Ltd (the “Finder”), having its principal place of business at Room 1402B, Hua Teng Building, No. 302 Jia, Jing Song San District, Zhaoyang District, Beijing, PRC.

W-I-T-N-E-S-S-E-T-H:

1. Services to be Performed by Finder.

1.1
The Finder will use its best efforts to refer a company(ies) (“Company”) to NewTech that is seeking “Target Companies” for combination. “Target Company” shall include the company(ies) engaging in a mining equipment business with its principal operations located in the People’s Republic of China, health financial data, growth potential, experienced and skillful management and competitive advantage;

 1.2   The Finder will use only such documents as shall have been approved in writing by NewTech. The Finder will not make any oral representations with respect to NewTech, its services, or the Finder’s relationship to NewTech except as shall have been approved by NewTech.

1.3	The Finder will deliver to each prospective Customer a Disclosure Document in the form of Exhibit A hereto, or any modification thereof as may from time to time be required by NewTech.

2. Payment for Services.

2.1	NewTech will pay the Finder a referral fee equal to USD 20,000 as a result of the successful acquisition.

2.2
Any compensation owed to the Finder shall be due subsequent to the “Closing(s).  “Closing” shall be defined as when the NewTech or its subsidiary or affiliates acquires the equity of the Company， takes control of the Company by contractual arrangements，or combine with the Company by any other means.

2.3
The Finder is responsible for all of its own expenses in connection with the services to be rendered under this agreement, including, without limitation, office expenses, travel, entertainment, and legal fees.

3. Representations and Warranties of Finder.

3.1	The Finder is a corporation organized under the laws of China and is domiciled outside the U.S.

3.2	All Companies will not be U.S. citizens or, if they are entities, they will be domiciled outside the U.S.

4. Rights Reserved by NewTech.

4.1
NewTech reserves the right, in its absolute discretion to decline to accept and prospective Company referred by the Finder, to decline to effect any transactions for a Customer, and/or to terminate its relationship with any Company, at any time, without prior notice to the Finder. NewTech will notify the Finder as soon as practicable after accepting, declining to accept, or terminating the account of a Company.

Without limiting the generality of Section 4.1, NewTech will not accept any Financing for any Company that fails to furnish to NewTech written acknowledgment of Company’s receipt of the Disclosure Document (Exhibit A hereto).

5. Representations and Warranties of NewTech.

5.1	NewTech is a corporation organized under General Corporation Law of the State of Delaware.

6. Miscellaneous

6.1
This Agreement sets forth the entire agreement between the parties, and may not be modified except by in writing signed by both parties. There are no understandings, agreements, or representations expressed or implied, with respect to the subject matter hereof that are not specified herein.

6.2	This Agreement supersedes any prior agreement between the parties with respect to the subject matter hereof.

6.3
This Agreement may be terminated by either party immediately upon written notice to the other party, provided, however, that no termination hereunder shall affect any rights of either party accruing prior to such termination.

6.4
None of the parties may assign his or its rights or obligations under this Agreement without the consent of the other party. Any attempted assignment without the consent of the other party shall be null and void.

6.5	This Agreement is made in, and shall be governed and interpreted in accordance with the laws of PRC, and without regard to principles of conflicts of laws.

6.7	This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same Agreement.

If the Finder is in agreement with the above, please indicate so by signing in the space provided below and returning this agreement to NewTech for its counter signature.

Very truly yours,

NewTech Enterprise Management, Inc.

/s/ ZHU, Mingzi____________
Name:         ZHU, Mingzi
Title:           Director

FINDER

Beijing He Tian Yan Hao Trade Co., Ltd

/s/_ZHANG, Yanchun___________________________________
Name:  ZHANG, Yanchun
Title: Director

EXHIBIT A
附件A

DISCLOSURE OF FINDER’S AGREEMENT
居间人披露

Beijing He Tian Yan Hao Commercial Trading Co., Ltd (“Finder”) has entered into an Agreement (the “Finder’s Agreement”) to refer a Company(ies) to NewTech Enterprise Management, Inc (“NewTech”)..
北京和田延浩商贸有限公司（“居间人”）已与新技术企业管理公司（”NewTech”）签订协议（“居间协议”）。

Finder is formed under the laws of China, and is not domiciled in the United States.
居间人根据中国法设立并在美国没有住所。

NewTech will pay the Finder a referral fee equal to USD 20,000 as a result of the successful acquisition.
并购成功，NewTech 将支付给居间人20,000美元居间费。

If the Company is combined with NewTech, the Finder may be entitled to compensation.
如果公司成功与NewTech合并，居间人可以享有报酬。

Except as described above, Finder is not affiliated with NewTech.
除了上述事项，居间人不是NewTech的关联方

Please sign the Company’s Acknowledgment below, and return a copy of this Disclosure Document to NewTech to confirm that you have received, read, and understood it.
公司知悉相关事项请在下面签字，并且向NewTech归还一份复本以确认您已收悉，阅读并理解。

Very truly
yours,

By:
签字人：

COMPANY’S ACKNOWLEDGMENT
公司认可：
I have received, read, and understood the foregoing Disclosure Document. I represent that I am not a citizen of the U.S. or, if I am an entity, it is domiciled outside the U.S.
我已收悉，阅读并理解上述披露。我保证我不是美国公司或是住所在美国境外的实体。

By:
签字人：张延春（ZHANG, Yanchun）

Title:  Director

职务：董事